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                          ZOLTEK COMPANIES, INC.

                           LIST OF SUBSIDIARIES
                           --------------------

          Entity Name                           Jurisdiction of Organization
          -----------                           ----------------------------

      Zoltek Corporation                                 Missouri

      Zoltek Properties, Inc.                            Missouri

      Zoltek Intermediates Corporation                   Missouri

      Engineering Technology Corporation                 Missouri

      Cape Composites, Inc.                              California

      Zoltek Rt.                                         Hungary

      Structural Polymer (Holdings) Limited              United Kingdom